SECOND AMENDMENT AND CONSENT
                                     to
                         THIRD AMENDED AND RESTATED
                         REVOLVING CREDIT AGREEMENT
                         dated as of March 10, 1994


          This SECOND AMENDMENT AND CONSENT (the "Amendment"), dated as of December 30, 1994, is by and among FIELDCREST CANNON, INC., a Delaware corporation (the "Company"), the lenders listed on the signature pages hereto (the "Lenders"), BANK OF AMERICA ILLINOIS (formerly known as
Continental Bank N.A.), CORESTATES BANK, N.A. (formerly known as Philadelphia National Bank) and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as lead managers for the Lenders (collectively, the "Lead Managers"), and THE FIRST NATIONAL BANK OF BOSTON, as agent for the Lenders (the "Agent").

          WHEREAS, the Company, the Lenders, the Lead Managers and the Agent are parties to that certain Third Amended and Restated Revolving Credit Agreement, dated as of March 10, 1994, as amended (as so amended, the "Credit Agreement"); and

          WHEREAS, the Company, the Lenders, the Lead Managers and the Agent have agreed, subject to the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement as set forth herein;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          (section mark)1.  CERTAIN  DEFINED TERMS.   Capitalized  terms
which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

          (section mark)2.  AMENDMENT TO CREDIT AGREEMENT.

          (a) Section 1 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate places in the alphabetical sequence thereof:

               Encee Security Agreement. The Security Agreement, dated as of December 30, 1994, between Encee and the Agent, for the benefit of the Lenders and the Agent, and satisfactory to the Lenders and the Agent in all respects, as the same may be amended and in effect from time to time.

               Fieldcrest Financing. Fieldcrest Cannon Financing, Inc., a Delaware corporation and wholly-owned Subsidiary of the Company.

               Fieldcrest Licensing. Fieldcrest Cannon Licensing, Inc., a Delaware corporation and wholly-owned Subsidiary of Fieldcrest Financing.

               Fieldcrest     Transportation.         Fieldcrest     Cannon
          Transportation, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Company.

               Fieldcrest Financing Guaranty. The Guaranty, dated as of December 30, 1994, from Fieldcrest Financing to the Lenders and the Agent and satisfactory to the Lenders and the Agent in all respects, as the same may be amended and in effect from time to time.

               Fieldcrest Licensing Guaranty. The Guaranty, dated as of December 30, 1994, from Fieldcrest Licensing to the Lenders and the Agent and satisfactory to the Lenders and the Agent in all respects, as the same may be amended and in effect from time to time.

               Fieldcrest Transportation Guaranty. The Guaranty, dated as of December 30, 1994, from Fieldcrest Transportation to the Lenders and the Agent and satisfactory to the Lenders and the Agent in all respects, as the same may be amended and in effect from time to time.

               Fieldcrest Financing Security Agreement. The Security Agreement, dated as of December 30, 1994, between Fieldcrest Financing and the Agent, for the benefit of the Lenders and the Agent, and satisfactory to the Lenders and the Agent in all respects, as the same may be amended and in effect from time to time.

               Fieldcrest Licensing Security Agreement. The Security Agreement, dated as of December 30, 1994, between Fieldcrest Licensing and the Agent, for the benefit of the Lenders and the Agent, and satisfactory to the Lenders and the Agent in all respects, as the same may be amended and in effect from time to time.

               Fieldcrest Licensing Trademark Assignment. The Trademark Collateral Security and Pledge Agreement, dated as of December 30, 1994, between Fieldcrest Licensing and the Agent, for the benefit of the Lenders and the Agent, as the same may be amended and in effect from time to time.

               Fieldcrest Transportation Security Agreement. The Security Agreement, dated as of December 30, 1994 between Fieldcrest Transportation and the Agent, for the benefit of the Lenders and the Agent, and satisfactory to the Lenders and the Agent in all respects, as the same may be amended and in effect from time to time.

          (b) Section 1 of the Credit Agreement is hereby further amended by deleting the definitions of Collateral, Revolving Credit Commitment Amount, and Security Documents in their entirety, and substituting therefore the following:

               Collateral. All of the property, rights and interests of the Company, FCC Canada, Crestfield Cotton, Encee, Fieldcrest Financing, Fieldcrest Licensing and Fieldcrest Transportation that are or are intended to be subject to the security interests created by the Security Documents.

               Revolving Credit Commitment Amount.   $160,000,000, less the
          aggregate
          amount, if any, by which the same has been reduced pursuant to (section mark)2.4 hereof.

               Security Documents. The Security Agreement, the Crestfield Cotton Guaranty, the FCC Canada Guaranty, the Subsidiary Guaranty, the Fieldcrest Financing Guaranty, the Fieldcrest Licensing Guaranty, the Fieldcrest Transportation Guaranty, the Crestfield Cotton Security Agreement, the Subsidiary Security Agreement, the Encee Security Agreement, the Fieldcrest Financing Security Agreement, the Fieldcrest Licensing Security Agreement, the Fieldcrest Transportation Security Agreement, the Trademark Assignment, the Fieldcrest Licensing Trademark Assignment and the Agency Agreements, and any and all instruments and documents required to be delivered pursuant thereto, in each case as originally executed, or if amended, restated, modified or supplemented, as so amended, restated, modified or supplemented.

          (c) Section 1 of the Credit Agreement is hereby further amended by deleting "(section mark)5(e)" where it appears in clause
(iii) of the definition of Accounts Receivable, and substituting therefor "(section mark)5(h)".

          (d) Section 1 of the Credit Agreement is hereby further amended by deleting "(section mark)5(e)" where it appears in clause
(ii) of the definition of Net Security Value of Inventory, and substituting therefor "(section mark)5(h)".

          (e)  Section  5 of  the  Credit Agreement  is  hereby amended  by
deleting   clause  (d)  in  it  entirety,  and  substituting  therefor  the following:

               (d) The Lender Obligations shall also be guarantied by each of Encee, Fieldcrest International and St. Mary's pursuant to the Subsidiary Guaranty. The obligations of Encee under the Subsidiary Guaranty shall be secured by a blanket first lien on certain assets of Encee, whether now owned or hereafter acquired by Encee, pursuant to the terms of the Encee Security Agreement.

          (f) Section 5 of the Credit Agreement is hereby further amended by designating clause (e) thereof as clause (h) and inserting after clause
(d) thereof the following new clauses:

               (e) The Lender Obligations shall also be guaranteed by Fieldcrest Financing pursuant to the Fieldcrest Financing Guaranty. The obligations of Fieldcrest Financing under the Fieldcrest Financing Guaranty shall be secured by a blanket first lien on all assets of Fieldcrest Financing, whether now owned or hereafter acquired by Fieldcrest Financing, pursuant to the terms of the Fieldcrest Financing Security Agreement.

               (f) The Lender Obligations shall also be guaranteed by Fieldcrest Licensing pursuant to the Fieldcrest Licensing Guaranty. The obligations of Fieldcrest Licensing under the Fieldcrest Licensing Guaranty shall be secured by a blanket first lien on all assets of Fieldcrest Licensing, whether now owned or hereafter acquired by Fieldcrest Licensing pursuant to the terms of the Fieldcrest Licensing Security Agreement.

               (g) The Lender Obligations shall also be guaranteed by the Fieldcrest Transportation pursuant to the Fieldcrest Transportation Guaranty. The obligations of Fieldcrest Transportation under the Fieldcrest Transportation Guaranty shall be secured by a blanket first lien on all assets (other than motor vehicles) of Fieldcrest Transportation, whether now owned or hereafter acquired by Fieldcrest Transportation, pursuant to the terms of the Fieldcrest Transportation Security Agreement.


          (g) Section 8.3(d) of the Credit Agreement is hereby amended by inserting on line six thereof after the amount "$20,000,000" the phrase ", except that loans to any of Crestfield Cotton, FCC Canada, Encee, Fieldcrest Financing, Fieldcrest Licensing and Fieldcrest Transportation shall not be subject to such dollar limitation,".

          (h) Section 8.6 of the Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety, and substituting therefor the following:

          The Company will not sell, lease or otherwise dispose of assets except for (i) sales of inventory in the ordinary course of business, (ii) sales of assets (other than Collateral) in arms-length transactions for cash and for fair and reasonable value, and (iii) transfers of assets to Subsidiaries of the Company, provided that (A) such Subsidiary is a guarantor of the Lender Obligations, (B) all such assets which constitute Collateral are transferred to such Subsidiary subject to the Agent's lien thereon and (C) such Subsidiary grants to the Agent, for the benefit of the Agent and the Lenders, a first perfected lien on all of such transferred assets.

          (i) Section 8.8 of the Credit Agreement is hereby amended by deleting "(p)" where it appears therein, and substituting therefor "(q)".

          (j) Schedule 1.1 to the Credit Agreement is hereby amended by deleting such schedule in its entirety, and substituting therefor the
Schedule 1.1 attached hereto.

          (k) Schedule 6.1 to the Credit Agreement is hereby amended by deleting such schedule its entirety, and substituting therefor the Schedule
6.1 attached hereto.

          (section mark)3.  CONSENT.   The Lenders hereby consent to the
transfer by the Company on or prior to the date hereof of certain assets of the Company, including without limitation, Collateral, to each of Encee, Fieldcrest Transportation, Fieldcrest Financing and Fieldcrest Licensing, provided that all assets constituting Collateral which are transferred to such entities are and shall remain subject to the first priority security interest of the Agent, for the benefit of the Lenders and the Agent, granted pursuant to the Security Documents.

          (section mark)4.  AFFIRMATION BY THE COMPANY AND THE GUARANTORS.

          (a) The Company hereby ratifies and confirms all of the Lender Obligations, including, without limitation, the Loans, and the Company hereby affirms its absolute and unconditional promise to pay to the Lenders the Loans and all other amounts due under the Credit Agreement as amended hereby. The Company hereby confirms that the Lender

Obligations are  and remain  secured pursuant  to the  Security
Documents to  which the Company is a party.

          (b) Each of Crestfield Cotton, FCC Canada, Encee, Fieldcrest International and St. Mary's hereby acknowledges the provisions of this Amendment and hereby reaffirms its absolute and unconditional guaranty of the Company's payment and performance of the Lender Obligations to the Banks as more fully described in the Guaranty to which such Person is a party. Each of Crestfield Cotton and FCC Canada hereby confirms that its obligations under the Guaranty to which it is a party are and remain secured pursuant to the Security Documents to which it is a party.

          (section mark)5.  REPRESENTATIONS   AND  WARRANTIES.     The
Company  hereby represents and warrants to the Lenders as follows:

          (a)  Representations  and  Warranties.   The  representations
and warranties contained in (section  mark)6 of the Credit Agreement
were true and correct in all  material  respects  when  made.   The
representations and warranties contained in (section mark)6 of the Credit Agreement, as amended hereby, are true and correct on the date hereof.

          (b) Enforceability. The execution and delivery by the Company of this Amendment and all other instruments and agreements required to be executed and delivered by the Company in connection with the transactions contemplated hereby or referred to herein (collectively, the "Amendment Documents"), and the performance by the Company of the Amendment Documents and the Credit Agreement, as amended hereby, are within the corporate powers of the Company and have been duly authorized by all necessary
corporate  action on  the  part of  the  Company.   Each  of the  Amendment
Documents and the Credit Agreement, as amended hereby, are valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general.

          (c) No Default. No Default or Event of Default has occurred and is continuing and no Default or Event of Default will exist after the execution and delivery of this Amendment or after the consummation of the transactions contemplated hereby.

          (section mark)6. EFFECTIVENESS. This Amendment shall become effective as of the date hereof upon satisfaction of each of the conditions precedent set forth in this (section mark)6:

          (a)  Delivery.    The Company,  the  Lenders  and the
guarantors referred to in (section mark)3(b) hereof shall have executed and delivered this Amendment.

          (b)  Restated A Notes.   The Company shall have  duly authorized,
executed and delivered to each of the Lenders a restated A Note in substantially the form of Exhibit A attached hereto (collectively, the "Restated A Notes"), with appropriate insertions, one Restated A Note being payable to the order of each Lender in a principal amount equal to such Lender's Commitment as amended hereby.

          (c) Subsidiary Documents. Fieldcrest Financing shall have duly authorized, executed  and  delivered to  the  Lenders  and  the Agent,  as applicable, the Fieldcrest Financing  Guaranty and the Fieldcrest
Financing Security  Agreement.   Fieldcrest  Licensing  shall  have duly
authorized, executed and delivered to the Lenders and the Agent, as applicable, the Fieldcrest Licensing Guaranty, the Fieldcrest Licensing
Security  Agreement and   the   Fieldcrest   Licensing  Trademark
Assignment.      Fieldcrest Transportation shall have  duly authorized,
executed and delivered to the Lender and the Agent, the Fieldcrest Transportation Guaranty and the Fieldcrest Transportation Security
Agreement.   Encee  shall  have  duly authorized, executed and delivered to  the Lender and the Agent, the  Encee Security Agreement.

          (d) Pledged Stock and Intercompany Notes. The Company shall have delivered to the Agent in pledge, for the benefit of the Agent and the Lenders, (i) certificates for all shares of the capital stock of Fieldcrest Financing and Fieldcrest Transportation, together with stock powers duly executed by the Company in blank and (ii) all promissory notes executed and delivered by any of Fieldcrest Financing, Fieldcrest Licensing and Fieldcrest Transportation (collectively, the "New Subsidiaries") on or prior to the date hereof in favor of the Company, endorsed in favor of the Agent. Fieldcrest Financing shall have delivered to the Agent in pledge, for the benefit of the Agent and the Lenders, (i) certificates for all shares of the capital stock of Fieldcrest Licensing, together with stock powers duly executed by Fieldcrest Financing in blank, and (ii) all promissory notes executed and delivered by Fieldcrest Licensing and the Company on or prior to the date hereof in favor of Fieldcrest Financing, endorsed in favor of the Agent.

          (e)  Validity of Liens.
The Security Documents to which each of the New Subsidiaries and Encee is a party shall be effective to create in favor of the Agent a legal, valid and enforceable first security interest in and lien upon the Collateral described therein. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

          (f)  Perfection Certificates and UCC Search Results.
The Agent shall have received from each of the New Subsidiaries and Encee a completed and fully executed Perfection Certificate and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

          (g)  Certified Copies of Corporate Documents.
Each of the Lenders shall have received from each of New Subsidiaries and Encee a copy, certified by a duly authorized officer of such Person to be true and complete on the date hereof, of each of (i) its charter or other incorporation documents as in effect on such date of certification, and
(ii) its by-laws as in effect on such date.

          (h)  Corporate, Action.
 All corporate action necessary for the valid execution, delivery and performance by each of the New Subsidiaries and Encee of the Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to each of the Lenders.

          (i)  Incumbency Certificates.
Each of the Lenders shall have received from each of the New Subsidiaries and Encee an incumbency certificate, dated as of the date hereof, signed by a duly authorized officer of such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized:
(i) to sign, in the name and on behalf of each of such Subsidiary, each of the Loan Documents to which such Subsidiary is or is to become a party; and
(ii) to give notices and to take other action on its behalf under the Loan Documents to which it is a party.

          (j)  Certificates of  Insurance.   The Agent shall  have received
(i) a certificate of insurance from an independent insurance broker dated as of the date hereof, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Documents to which the New Subsidiaries and Encee are parties and (ii) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

          (k) Opinion of Counsel. Each of the Lenders and the Agent shall have received a favorable legal opinion addressed to the Lenders and the Agent, dated as of the date hereof, in form and substance satisfactory to the Lenders and the Agent, from M.K. Doss, general counsel to the Company and its Subsidiaries.

          (l) Payment of Fees. The Company shall have paid to each of the Lenders an amendment fee equal to $5,000 per Lender.

          (m) Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Amendment and all documents incident hereto shall be satisfactory in form and substance to the Agent, and the Agent shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

          (section mark)7.  CONCERNING THE RESTATED A NOTES.   The
parties hereto hereby agree that from and after the delivery by the Company of the Restated A Notes to the Lenders, such Restated A Notes shall constitute the A Notes referred to in the Loan Documents. Promptly upon the delivery to the Lenders of the Restated A Notes, the Lenders shall return the superseded A Notes to the Company.

          (section mark)8. MISCELLANEOUS PROVISIONS. (a) Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and such Credit Agreement shall be
read  and construed  as  one instrument.    The consent  granted
hereunder is limited to the specific matters referred to herein and the Lenders shall not have any obligation to issue any further consent with respect to the subject matter of this consent or any other matter.

          (b) This Amendment is intended to take effect as an agreement under seal and shall be construed according to and governed by the laws of the Commonwealth of

Massachusetts.

          (c) This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

          (d) The Company hereby agrees to pay to the Agent, on demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent in connection with the preparation of this Amendment and the documents referred to herein (including reasonable legal fees).

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                   FIELDCREST CANNON, INC.


                                   By:/s/ T. R. Staab
                                      Title:  Vice President and
                                          Chief Financial Officer

                                   THE FIRST NATIONAL BANK OF
                                     BOSTON, as Agent


                                   By:/s/ Mitchell B. Feldman
                                      Title:  Director


                                   THE FIRST NATIONAL BANK OF
                                     BOSTON


                                   By:/s/ Mitchell B. Feldman
                                      Title:  Director


                                   BANK OF AMERICA ILLINOIS,
                                   individually and as Lead Manager


                                   By:/s/ Wayne H. Riess
                                      Title:  Vice President


                                   CORESTATES BANK, N.A.,
                                   individually and as Lead Manager


                                   By:/s/ James P. Richards
                                   Title:  Vice President

                                   FIRST UNION NATIONAL BANK OF
                                   NORTH CAROLINA, individually and as
                                   Lead Manager


                                   By:/s/ Richard J. Rizzo, Jr.
                                   Title:  Vice President


                                   BANK OF MONTREAL


                                   By:/s/ Michael J. Love
                                   Title:  Director


                                   MELLON BANK, N. A.


                                   By:/s/ Frederick W. Okie, Jr.
                                   Title:  Vice President


          Each of the undersigned joins in this Amendment for purposes of (section mark)3(b) hereof.

                                   CRESTFIELD COTTON COMPANY


                                   By:/s/ T. R. Staab
                                     Title:  Vice President


                                   FCC CANADA, INC.


                                   By:/s/ T. R. Staab
                                     Title:  Vice President


                                   ENCEE, INC.


                                   By:/s/ T. R. Staab
                                     Title:  Vice President and Treasurer

                                   FIELDCREST CANNON
                                     INTERNATIONAL, INC.


                                   By:/s/ T. R. Staab
                                     Title:  Vice President and Treasurer




                                   ST. MARY'S, INC.


                                   By:/s/ T. R. Staab
                                     Title:  Vice President and Treasurer